Exhibit 99.1

MSC DECLARES REGULAR QUARTERLY DIVIDEND

MELVILLE, NY and DAVIDSON, NC, October 20, 2020 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), a premier distributor of Metalworking and Maintenance, Repair and Operations (MRO) products and services to industrial customers throughout North America, today announced that its Board of Directors has declared a cash dividend of $0.75 per share. The $0.75 dividend is payable on November 24, 2020 to shareholders of record at the close of business on November 10, 2020. The ex-dividend date is November 9, 2020.

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Media Contact:	Investor Contact:
Paul Mason	John G. Chironna
MSC Industrial Supply Co.	MSC Industrial Supply Co.
(704) 987-5313	(704) 987-5231
paul.mason@mscdirect.com	chironnj@mscdirect.com

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 1.9 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of over 6,300 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to the following, many of which are, and will be, amplified by the COVID-19 pandemic: the impact of the COVID-19 pandemic on our sales, operations and supply chain, general economic conditions in the markets in which we operate, current economic, political and social conditions, changing customer and product mixes, competition, including the adoption by competitors of aggressive pricing strategies and sales methods, industry consolidation and other changes to the industrial distribution sector, our ability to realize the expected benefits from our investment and strategic plans, including our transition from a spot-buy supplier to a mission-critical partner, our ability to realize the expected cost savings and benefits from our restructuring activities, retention of key personnel and qualified sales and customer service personnel and metalworking specialists, volatility in commodity and energy prices, credit risk of our customers, risk of customer cancellation or rescheduling of orders, difficulties in calibrating customer demand for our products, in particular personal protective equipment or “PPE” products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products, work stoppages or other business interruptions (including

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com

those due to extreme weather conditions) at transportation centers. shipping ports, our headquarters or our customer fulfillment centers, financial restrictions on outstanding borrowings, our ability to maintain our credit facilities, disruptions or breaches of our information systems, or violations of data privacy laws, interest rate uncertainty due to LIBOR reform, risk of loss of key suppliers, key brands or supply chain disruptions, changes to trade policies, including the impact from significant restrictions or tariffs, risks associated with the integration of acquired operations, risks related to opening or expanding our customer fulfillment centers exposes us to risks of delays, the risk of war, terrorism and similar hostilities, litigation risk due to the nature of our business, dependence on key personnel, failure to comply with applicable environmental , health and safety law and regulations, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com